    As filed with the Securities and Exchange Commission on February 18, 1997
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           __________________________
                         SYLVAN LEARNING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

MARYLAND                                              52-1492296
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                             1000 Lancaster Street
                           Baltimore, Maryland 21202
                                 (410) 843-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         SYLVAN LEARNING SYSTEMS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                                Donald Scheeler
                         Sylvan Learning Systems, Inc.
                             1000 Lancaster Street
                           Baltimore, Maryland 21231
                                 (410) 843-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                       Richard C. Tilghman, Jr., Esquire
                            Jill Cantor Nord, Esq.
                                Piper & Marbury
                            36 South Charles Street
                          Baltimore, Maryland  21201
                                (410) 539-2530


                        CALCULATION OF REGISTRATION FEE

================================================================================
                                            Proposed    Proposed
Title of Securities          Amount to be   Maximum     Maximum      Amount of
to be Registered              Registered    Offering   Aggregate   Registration
                                           Price Per    Offering        Fee
                                            Share(1)    Price(1)
================================================================================
Common Stock,
$.01 par value             50,000 shares   $35,875     $1,793,750  $544.00

================================================================================

(1) Calculated in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based on the average of the high and low sales price for the Common Stock on February 10, 1997.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents filed by the Company with the Commission (File No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         2. The Company's Current Report on Form 8-K dated September 27, 1996, relating to the Company's declaration of a three-for-two stock split in the form of a stock dividend and the adoption of a Shareholder Rights Plan and the Company's Registration Statement on Form 8-A, filed on October 29, 1996, registering the Preferred Share Purchase Rights to be distributed in connection with the Company's Shareholder Rights Plan.

         3. The Company's Current Report on Forms 8-K and 8-K/A dated November 8, 1996 relating to the purchase by the Company of 20,000 shares of Series A Preferred Stock of JLC Learning Corporation.

         4. The Company's Current Report on Form 8-K dated November 20, 1996 relating to litigation brought by ACT, Inc. against the Company.

         5. The Company's Current Report on Form 8-K dated January 28, 1997 relating to the Company's acquisition of Wall Street Institute.

         6. The description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and

         7. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21231, Attention: Chief Financial Officer, telephone: (410) 843-8000.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

         The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.


Item 8.  Exhibits.
         ---------
        Exhibit No.                      Description
        -----------                      -----------

            4.1              Sylvan Learning Systems, Inc. Employee Stock
                             Purchase Plan
            5.1 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.
           23.1              Consent of Ernst & Young LLP.
           23.2              Consent of Piper & Marbury L.L.P. (included in
                             Exhibit 5.1).
           24.1              Power of Attorney (included on signature page).


Item 9.  Undertakings.
         -------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

        (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c)  The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 17th day of February, 1997.

                          SYLVAN LEARNING SYSTEMS, INC.


                          By      /s/ R. Christopher Hoehn-Saric
                              -------------------------------------------
                              R. Christopher Hoehn-Saric, Chairman of the
                              Board and Co-Chief Executive Officer

   Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                        Title                      Date
         ---------                        -----                      ----
                              Co-Chief Executive Officer and
/s/ R. Christopher               Chairman of the Board of      February 17, 1997
 Hoehn-Saric                  Directors (Principal Executive
---------------------------              Officer)
R. Christopher Hoehn-Saric

                                Co-Chief Executive Officer
/s/ Douglas L. Becker            President, Secretary and      February 17, 1997
---------------------------              Director
Douglas L. Becker

                                 Chief Financial Officer
/s/ B. Lee McGee                 (Principal Financial and      February 17, 1997
---------------------------        Accounting Officer)
B. Lee McGee


                                         Director              February 17, 1997
--------------------------
Donald V. Berlanti

/s/ William Pollock                      Director              February 17, 1997
--------------------------
R. William Pollock

/s/ Patrick A. Hopf                      Director              February 17, 1997
--------------------------
Patrick A. Hopf

/s/ J. Phillip Samper                    Director              February 17, 1997
--------------------------
J. Phillip Samper

/s/ Nancy A. Cole                        Director              February 17, 1997
--------------------------
Nancy A. Cole

/s/ James H. McGuire                     Director              February 17, 1997
--------------------------
James H. McGuire

                                 EXHIBIT INDEX

                                                                           Sequentially
Exhibit No.                Description                                     Numbered Page
-----------                -----------                                     -------------
   4.1          Sylvan Learning Systems, Inc. Employee Stock Purchase Plan

   5.1 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.

  23.1          Consent of Ernst & Young LLP.

  23.2          Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1)

  24.1          Power of Attorney (included on signature page)